UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2009
WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive office) (Zip Code)
(832) 636-6000
(Registrants’ telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Contribution Agreement
     On July 10, 2009, Western Gas Partners, LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Anadarko Uintah Midstream, LLC (“AUM”), Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), WGR Asset Holding Company LLC (“WGRAH”), Western Gas Holdings, LLC (the “General Partner”), WES GP, Inc. (“WES GP” and together with AUM, WGR, WGR Holdings, WGRAH and the General Partner, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership” and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire certain of Anadarko’s midstream assets, consisting of (i) a 51% membership interest in Chipeta Processing LLC, which owns the Chipeta natural gas processing plant and (ii) certain other related rights and assets, for aggregate consideration of approximately $107 million (the “Acquisition”). The Chipeta natural gas processing plant includes two processing trains (a 250 MMcf/d cryogenic unit and a refrigeration unit with a design capacity of 240 MMcf/d) that provide fee-based processing services to Anadarko and third-party producers in the Greater Natural Buttes field located in the Uintah Basin in northeastern Utah. The consideration will consist of $101.5 million in cash, 351,424 common units of the Partnership (the “Common Units”) and 7,172 general partner units to be issued to the General Partner. The Partnership will finance the cash portion of the consideration by borrowing $101.5 million from Anadarko at the closing of the Acquisition. The closing of the Acquisition is subject to standard closing conditions and adjustments. The Partnership expects the Acquisition to close in the third quarter of 2009.
     Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than Partnership Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.
     The above summary is qualified in its entirety by reference to the Contribution Agreement, a copy of which will be filed as an exhibit to the Partnership’s next applicable periodic report.
Relationships
     The terms of the transaction were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of the independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership.
     Currently, Anadarko indirectly owns 1,135,296 general partner units, representing a 2.0% general partner interest in the Partnership, and 8,282,322 common units and 26,536,306 subordinated units, together representing an aggregate 61.3% limited partner interest in the Partnership, based on the number of limited partner units outstanding as of June 30, 2009. The General Partner also owns all of the incentive distribution rights in the Partnership, which entitle the holder to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.
     Further, certain officers and directors of the General Partner serve as officers and/or directors of Anadarko, WGR, WGRAH and WGR Holdings. The Partnership is a party to an omnibus agreement with Anadarko and its affiliates that governs the Partnership’s relationship with them regarding reimbursement and indemnification for certain matters, including certain general and administrative expenses and insurance coverage expenses. The Partnership is also party to a two-year, $30 million working capital facility with Anadarko as the lender. In addition, the General Partner and Anadarko have entered into a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the General Partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the General Partner. The Partnership and Anadarko have also entered into a tax-sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to the closing of the

Partnership’s initial public offering. In connection with the Partnership’s initial public offering, the Partnership also loaned $260 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.50%. On December 19, 2009 in connection with the Partnership’s acquisition of certain Powder River Basin assets, Anadarko loaned the Partnership $175 million pursuant to a five-year term loan agreement. The Partnership is also a co-borrower with $100 million of borrowing capacity under Anadarko’s $1.3 billion revolving credit facility.
     In addition, the Partnership and the other parties to the Contribution Agreement currently have and will have in the future other routine arrangements and agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering, processing, and treating services and other operational matters.
Item 7.01 Regulation FD Disclosure.
     On July 14, 2009, Western Gas Partners announced an agreement to acquire certain midstream assets located in the Uintah Basin in northeastern Utah from Anadarko for total consideration of approximately $107 million. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release of Western Gas Partners, LP issued July 14, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC,
its general partner

Dated: July 14, 2009	By:	/s/ Robert G. Gwin
Robert G. Gwin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1	Press Release of Western Gas Partners, LP issued July 14, 2009.